Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Joseph Caminiti or Josh Carroll Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TECHNOLOGIES REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

SIGNIFICANT EXPANSION OF PROFITABILITY AND EARNINGS, SUPPORTED BY ALL THREE OPERATING SEGMENTS

HIGHLIGHTS

●	TOTAL REVENUES FOR THE FIRST QUARTER INCREASED BY 21.0% YEAR-OVER-YEAR, WITH GROWTH ACROSS ALL THREE OPERATING SEGMENTS

●	RECORD QUARTERLY ELECTRICITY SEGMENT REVENUES OF $191.3 MILLION, LED BY STRATEGIC PORTFOLIO EXPANSIONS AND IMPROVED OPERATIONAL PERFORMANCE

●	COMPANY REITERATES ITS FULL YEAR REVENUE AND EBITDA GUIDANCE, DEMONSTRATING STRONG EXECUTION AND CONFIDENCE IN THE BUSINESS'S OUTLOOK

RENO, Nev. May 8, 2024, Ormat Technologies, Inc. (NYSE: ORA), a leading renewable energy company, today announced financial results for the first quarter ended March 31, 2024.

KEY FINANCIAL RESULTS

(Dollars in millions, except per share)	Q1 2024	Q1 2023	Change (%)
GAAP Measures
Revenues ($ millions)
Electricity	191.3	170.3	12.3%
Product	24.8	10.0	147.3%
Energy Storage	8.1	4.9	65.6%
Total Revenues	224.2	185.2	21.0%

Gross Profit	78.8	76.1	3.6%
Gross margin (%)
Electricity	39.0%	44.4%
Product	14.8%	6.9%
Energy Storage &	7.5%	(3.6) %
Total Gross margin (%)	35.2%	41.1%

Operating income ($ millions)	52.6	53.2	(1.1)%
Net income attributable to the Company’s stockholders	38.6	29.0	32.9%
Diluted EPS ($)	0.64	0.51	25.5%

Non-GAAP Measures
Adjusted Net income attributable to the Company’s stockholders	39.6	29.0	36.5%
Adjusted Diluted EPS ($)	0.65	0.51	27.5%
Adjusted EBITDA[1] ($ millions)	141.2	123.5	14.4%

“During the first quarter of 2024, Ormat delivered exceptional growth, driving a 21.0% increase in total revenue, a 25.5% rise in earnings per diluted share, and a 14.4% increase in Adjusted EBITDA, supported by our strong performance across all segments," said Doron Blachar, Chief Executive Officer of Ormat Technologies." This performance was fueled by our organic growth that includes the successful execution of our strategic plan and enhanced operational efficiency at existing facilities, which together contributed more than 50% of the increase in Revenues and in EBITDA. In addition, our results were positively impacted by our recently acquired Enel Green Power North America asset portfolio. Further, our first quarter gross margin and Adjusted EBITDA performance would have seen even stronger relative comparisons on a year-over-year basis when considering for the $6.7 million of business interruption insurance proceeds that were embedded in the previous year’s results.”

"The Electricity segment achieved a new quarterly revenue record, driven by improved performance at Puna, now operating above 30 MW, and the contributions from Heber, which was partially operational in the first quarter of 2023. Our Energy Storage business also experienced significant growth, with revenue increasing nearly 66% and gross margin improving by more than 1,100 bp year-over-year, thanks to new projects launched in 2023 and the stable revenue from the Pomona 2 tolling agreement. These factors combined to drive meaningful growth”.

Blachar continued, “Our strong start to the year further strengthens our confidence in our growth trajectory. Since the beginning of the year, we have added across segments 130 MW of new capacity, which includes the purchased Enel assets, commercial operation of two solar facilities, and the East Flemington Energy Storage facility. Combined with the remaining projects we expect to bring online during 2024 and the potential uplift from our recent successful drilling program in Kenya, we reiterate our 2024 guidance. We remain on track to meet our operating capacity goals and long-term financial targets. We continue to believe that our compelling and diversified portfolio, unique growth strategy, and our successful track record that demonstrates our ability to develop attractive projects with long-term PPAs puts us in a position for continued success, and will drive and expand significant shareholder value as we progress through 2024 and beyond, supported by favorable macro drivers such as the increasing demand for renewable energy from data centers, attractive power purchase agreements, and declining battery prices.”

FINANCIAL AND RECENT BUSINESS HIGHLIGHTS

•

Net income attributable to the Company’s stockholders for the first quarter was $38.6 million, an increase of 32.9% compared to last year. Diluted EPS for the first quarter was $0.64, an increase of 25.5% compared to the prior year period.

•

Adjusted net income attributable to the Company’s stockholders and diluted adjusted EPS for the first quarter increased 36.5% and 27.5%, respectively, versus the prior year period, due to new assets added in the first quarter and a lower tax rate as we continue to benefit from the IRA tax credits.

•

Adjusted EBITDA for the first quarter was $141.2 million, an increase of 14.4% compared to 2023. The year-over-year increase in Adjusted EBITDA was driven by the growth in the Electricity segment as a result of the Enel Green Power North America asset acquisition (“Enel acquisition”), the improved performance of Puna and Heber and a larger contribution from tax equity transactions. The year-over-year increase was offset by $6.7 million of insurance proceeds related to Puna which were recorded in the first quarter of 2023.

•

Electricity segment revenues increased 12.3% year over year. Higher generation from Puna, Heber 1, and North Valley, as well as new revenue contributions from the Enel acquisition, were the main drivers behind electricity growth during the first quarter. Gross margin in the segment reduced by 540 basis points mainly due to the $6.7 million insurance proceeds recorded in the first quarter last year.

•

Product segment revenues exhibited a material increase of 147.3% and gross margin improved by 790 bp in the first quarter compared to 2023, supported by a higher backlog, the timing of revenue recognition and increased profitability of our contracts.

•	Product segment backlog stands at approximately $130.0 million as of May 8, 2024.

•

Energy Storage segment revenues increased 65.6% and gross margin increased from a negative margin to a positive 7.5% for the first quarter 2024, driven largely by the impact of the CODs for storage facilities that the Company achieved in the second half of 2023 and in the first quarter 2024, and higher merchant prices in the PJM region.

IN ADDITION, IN THE FIRST QUARTER THE COMPANY:

•	Achieved commercial operation of two Solar PV assets with a total of 10MW that were connected to its Steamboat and North Valley geothermal power plants.

•	Achieved commercial operation of its 20MW/20MWh East Flemington Energy Storage facility.

•	Completed the acquisition of approximately 100MW of contracted operating geothermal and solar assets from Enel Green Power North America.

•	Received final approval by the Hawaii PUC of the PPA amendments between its Puna geothermal venture and Hawaiian Electric.

•	Signed a 30-year PPA with Electricité de France (EDF) for the development of a new 10MW geothermal power plant on the Island of Guadeloupe, in which Ormat owns a 63.75% equity interest.

2024 GUIDANCE

•	Total revenues of between $860 million and $910 million.

•	Electricity segment revenues between $710 million and $730 million.

•	Product segment revenues of between $115 million and $135 million.

•	Energy Storage revenues of between $35 million and $45 million.

•	Adjusted EBITDA to be between $515 million and $545 million.

◦	Adjusted EBITDA attributable to minority interest of approximately $18 million.

The Company provides a reconciliation of Adjusted EBITDA, a non-GAAP financial measure for the three months ended March 31, 2024, and 2023. However, the Company does not provide guidance on net income and is unable to provide a reconciliation for its Adjusted EBITDA guidance range to net income without unreasonable efforts due to high variability and complexity with respect to estimating certain forward-looking amounts. These include impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On May 08, 2024, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.12 per share pursuant to the Company’s dividend policy. The dividend will be paid on June 05, 2024, to stockholders of record as of the close of business on May 22, 2024. In addition, the Company expects to pay a quarterly dividend of $0.12 per share in each of the next two quarters.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on Thursday, May 9, 2024, at 10:00 a.m. ET.

Participants within the United States and Canada, please dial 1-888-770-2286, approximately 15 minutes prior to the scheduled start of the call. If you are calling outside of the United States and Canada, please dial +1-646-960-0440. Access code for the call is 9122486. Please request the “Ormat Technologies, Inc. call” when prompted by the conference call operator. The conference call will also be accompanied by a webcast live on the Investor Relations section of the Company's website.

A replay will be available one hour after the end of the conference call. To access the replay within the United States and Canada, please dial 1-800-770-2030. From outside of the United States and Canada, please dial +1-647-362-9199. Please use the replay access code 9122486. The webcast will also be archived on the Investor Relations section of the Company's website.

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200 MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand the Company’s activity into energy storage services, solar Photovoltaic (PV) and energy storage plus Solar PV. Ormat’s current total generating portfolio is 1,415 MW with a 1,225 MW geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and a 190 MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties and other risks described under "Risk Factors" as described in Ormat’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 23, 2024, and in Ormat’s subsequent quarterly reports on Form 10-Q that are filed from time to time with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Three-Month periods Ended March 31, 2024, and 2023

	Three Months Ended March 31,
	2024	2023
	(Dollars in thousands, except per share data)
Revenues:
Electricity	191,253	170,310
Product	24,832	10,042
Energy storage	8,081	4,880
Total revenues	224,166	185,232
Cost of revenues:
Electricity	116,730	94,758
Product	21,154	9,351
Energy storage	7,472	5,054
Total cost of revenues	145,356	109,163
Gross profit	78,810	76,069
Operating expenses:
Research and development expenses	1,564	1,288
Selling and marketing expenses	5,126	3,948
General and administrative expenses	19,537	17,667
Operating income	52,583	53,166
Other income (expense):
Interest income	1,839	1,851
Interest expense, net	(30,968)	(23,631)
Derivatives and foreign currency transaction gains (losses)	(1,582)	(1,937)
Income attributable to sale of tax benefits	17,476	12,566
Other non-operating income (expense), net	26	60
Income from operations before income tax and equity in earnings (losses) of investees	39,374	42,075
Income tax (provision) benefit	147	(8,885)
Equity in earnings (losses) of investees, net	829	271
Net income	40,350	33,461
Net income attributable to noncontrolling interest	(1,763)	(4,432)
Net income attributable to the Company's stockholders	38,587	29,029
Earnings per share attributable to the Company's stockholders:
Basic:	0.64	0.51
Diluted:	0.64	0.51
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	60,386	56,710
Diluted	60,536	57,104

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

For the Periods Ended March 31, 2024, and December 31, 2023

	March 31, 2024	December 31, 2023
	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	201,506	195,808
Marketable securities at fair value	—	—
Restricted cash and cash equivalents	97,455	91,962
Receivables:
Trade	154,557	208,704
Other	33,916	44,530
Inventories	53,874	45,037
Costs and estimated earnings in excess of billings on uncompleted contracts	23,616	18,367
Prepaid expenses and other	44,311	41,595
Total current assets	609,235	646,003
Investment in unconsolidated companies	127,386	125,439
Deposits and other	43,832	44,631
Deferred income taxes	173,627	152,570
Property, plant and equipment, net	3,220,246	2,998,949
Construction-in-process	837,205	814,967
Operating leases right of use	27,318	24,057
Finance leases right of use	3,216	3,510
Intangible assets, net	323,657	307,609
Goodwill	151,122	90,544
Total assets	5,516,844	5,208,279

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	197,035	214,518
Short term revolving credit lines with banks (full recourse)	—	20,000
Commercial paper	99,972	99,971
Billings in excess of costs and estimated earnings on uncompleted contracts	21,376	18,669
Current portion of long-term debt:
Limited and non-recourse (prim arily related to VIEs):	68,211	57,207
Full recourse	150,835	116,864
Financing Liability	3,620	5,141
Operating lease liabilities	3,914	3,329
Finance lease liabilities	1,291	1,313
Total current liabilities	546,254	537,012
Long-term debt, net of current portion:
Limited and non-recourse:	557,946	447,389
Full recourse:	835,841	698,187
Convertible senior notes	423,686	423,104
Financing liability	219,682	220,619
Operating lease liabilities	22,273	19,790
Finance lease liabilities	1,979	2,238
Liability associated with sale of tax benefits	175,586	184,612
Deferred income taxes	74,967	66,748
Liability for unrecognized tax benefits	9,255	8,673
Liabilities for severance pay	10,703	11,844
Asset retirement obligation	123,087	114,370
Other long-term liabilities	28,954	22,107
Total liabilities	3,030,213	2,756,693

Commitments and contingencies
Redeemable noncontrolling interest	10,112	10,599

Equity:
The Company's stockholders' equity:
Common stock	60	60
Additional paid-in capital	1,619,593	1,614,769
Treasury stock, at cost	(17,964)	(17,964)
Retained earnings	751,238	719,894
Accumulated other comprehensive income (loss)	(843)	(1,332)
Total stockholders' equity attributable to Company's stockholders	2,352,084	2,315,427
Noncontrolling interest	124,435	125,560
Total equity	2,476,519	2,440,987
Total liabilities, redeemable noncontrolling interest and equity	5,516,844	5,208,279

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

For the period ended March 31, 2024, and 2023

We calculate EBITDA as net income before interest, taxes, depreciation, amortization and accretion. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation, amortization and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives not designated as hedging instruments; (ii) stock-based compensation; (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement; (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration activities; and (viii) other unusual or non-recurring items. We adjust for these factors as they may be non-cash, unusual in nature and/or are not factors used by management for evaluating operating performance. We believe that presentation of these measures will enhance an investor’s ability to evaluate our financial and operating performance. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. Our Board of Directors and senior management use EBITDA and Adjusted EBITDA to evaluate our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three-month period ended March 31, 2024, and 2023:

	Three Months Ended March 31,
	2024	2023
	(Dollars in thousands)
Net income	40,350	33,461
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	29,129	21,780
Income tax provision (benefit)	(147)	8,885
Adjustment to investment in an unconsolidated company: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla and Ijen	3,352	2,982
Depreciation, amortization and accretion	61,676	52,396
EBITDA	134,360	119,504
Mark-to-market gains or losses from accounting for derivative	813	993
Stock-based compensation	4,769	2,990
Merger and acquisition transaction costs	1,299	—
Adjusted EBITDA	141,241	123,487

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS

For the Three-Month period ended March 31, 2024, and 2023

Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS are adjusted for one-time expense items that are not representative of our ongoing business and operations. The use of Adjusted Net income attributable to the Company's stockholders and Adjusted EPS is intended to enhance the usefulness of our financial information by providing measures to assess the overall performance of our ongoing business.

The following tables reconciles Net income attributable to the Company's stockholders and Adjusted EPS for the three-month periods ended March 31, 2024, and 2023.

	Three Months Ended March 31,
	2024	2023
	(Dollars in millions, except per share data)
GAAP Net income attributable to the Company's stockholders	38.6	29.0
M&A costs	1.0	—
Adjusted Net income attributable to the Company's stockholders	39.6	29.0
GAAP diluted EPS	0.637	0.51
M&A costs	0.017	—
Diluted Adjusted EPS ($)	0.65	0.51